EX 10.1

CONFIDENTIAL SEVERANCE & GENERAL RELEASE AGREEMENT

For and in consideration of the mutual promises, covenants, and agreements made by and between Daniel Salliotte (“EMPLOYEE,” a term which includes the employee and all assigns, heirs, and successors in interest) and IDEX Corporation (the “Company,” a term which includes IDEX Corporation, any parent, subsidiary, or affiliated companies, and the officers, directors, shareholders, employees, agents, attorneys and contractors of each), as set forth below:

(1)Last Day of Employment: EMPLOYEE agrees that his employment with the Company will end on March 1, 2022 (the “Termination Date”), whereupon all benefits and privileges related to employment will cease, except as otherwise set forth in this Confidential Severance & General Release Agreement (hereinafter referred to as the “Agreement”).

(2)Consideration: In consideration for the promises and benefits made herein, the Company agrees to provide the following, provided that EMPLOYEE signs, does not revoke, and complies with, this Agreement:

(i)As consideration for EMPLOYEE’s timely execution, non-revocation of this Agreement, and continued performance through November 1, 2021, the Company will place EMPLOYEE on a transition leave from November 1, 2021 through March 1, 2022 (the “Transition Period”). During this time, EMPLOYEE will continue to be paid his regular base salary (minus applicable taxes and withholdings) and be entitled to the same benefits applicable to his employment prior to the Transition Period. EMPLOYEE agrees that he will provide reasonable transition services to the Company as the Company may request during the Transition Period, including but not limited to timely answering questions and providing information as requested. EMPLOYEE remains an at- will employee subject to all Company policies prior to and during the Transition Period.

If EMPLOYEE fails to sign and return this Agreement prior to the twenty-first (21st) day after his first receipt thereof (with such period not restarting in the event that changes are made to this Agreement after it is first presented to EMPLOYEE), or if EMPLOYEE revokes this Agreement within seven (7) days after execution thereof (as described below), then the Agreement is null and void, and no amounts will be payable to EMPLOYEE except as required by applicable law and the Company’s applicable plans and programs, if any.

(ii)As further consideration for EMPLOYEE’s timely execution and non-revocation of this Agreement, his compliance with the terms hereof, and his timely execution and non-revocation of the Reaffirmation and Coverage of Waiver & Release attached hereto as Exhibit A (the “Reaffirmation”), the Company will pay EMPLOYEE a lump sum payment of $376,000.00 (less applicable taxes and withholdings) (the “Severance Payment”). EMPLOYEE agrees that this amount represents the equivalent of his wages or salary for twelve (12) months.

The Severance Payment will be paid in the form of a lump sum payment within thirty (30) days after (a) EMPLOYEE’s Termination Date; and (b) EMPLOYEE has timely returned the signed Reaffirmation to the Company and the seven (7) day revocation period has passed without his revocation thereof (provided EMPLOYEE does not breach the Agreement). To the extent (a) the Reaffirmation is not signed and returned to the Company within twenty-one (21) days of receipt,
(b) the Reaffirmation is revoked within seven (7) days following EMPLOYEE’s execution thereof,

or (c) EMPLOYEE breaches this Agreement, EMPLOYEE will forfeit his right to receive the Severance Payment.

(iii)As further consideration for EMPLOYEE’s timely execution and non-revocation of this Agreement, his compliance with the terms hereof, and his timely execution and non-revocation of the Reaffirmation, the Company will provide EMPLOYEE with a payment of $244,400.00 (less applicable taxes and withholdings) (the “Additional Severance Payment”). The parties agree this constitutes an amount equivalent to EMPLOYEE’s targeted annual bonus under the Company’s Management Incentive Compensation Plan (“MICP”). EMPLOYEE agrees and acknowledges that he is not entitled to any additional payments pursuant to the MICP for the remainder of the 2022 plan year or any subsequent plan year, outside of what the plan document states that he is entitled to. For the avoidance of doubt, EMPLOYEE remains eligible for a 2021 annual incentive payment on the same basis as if actively employed on the regular MICP payment date in 2022, as governed by the terms of the MICP plan document.

The Additional Severance Payment will be paid in the form of a lump sum payment within thirty
(30) days after (a) EMPLOYEE’s Termination Date; and (b) EMPLOYEE has timely returned the signed Reaffirmation to the Company and the seven (7) day revocation period has passed without his revocation thereof (provided EMPLOYEE does not breach the Agreement). To the extent (a) the Reaffirmation is not signed and returned to the Company within twenty-one (21) days of receipt, (b) the Reaffirmation is revoked within seven (7) days following EMPLOYEE’s execution thereof, or (c) EMPLOYEE breaches this Agreement, EMPLOYEE will forfeit his right to receive the payment described in this Paragraph 2(iii).

(iv)As further consideration for EMPLOYEE’s timely execution and non-revocation of this Agreement, his compliance with the terms hereof, and his timely execution and non-revocation of the Reaffirmation, the Company will pay EMPLOYEE an additional lump sum of $31,616.00 (less applicable taxes and withholdings). The parties agree that this payment is intended to cover the costs of medical continuation coverage during the period corresponding to the Severance Payment described in Paragraph 2(ii) above (the “Enhanced Severance Benefit”).

The Enhanced Severance Benefit will be paid in the form of a lump sum payment within thirty (30) days after (a) EMPLOYEE’S Termination Date; and (b) EMPLOYEE has returned the signed Reaffirmation to the Company and the seven (7) day revocation period has passed without his revocation thereof (provided EMPLOYEE does not breach the Agreement). To the extent (a) the Reaffirmation is not timely signed and returned to the Company, (b) the Reaffirmation is revoked within seven (7) days following EMPLOYEE’s execution thereof, or (c) EMPLOYEE breaches the terms of this Agreement, EMPLOYEE will forfeit his right to receive the Enhanced Severance Benefit.

(v)As further consideration for EMPLOYEE’s timely execution and non-revocation of this Agreement, his compliance with the terms hereof, and his timely execution and non-revocation of the Reaffirmation, the Company will provide EMPLOYEE with outplacement services for a period of twelve (12) months, with the nature and scope of such services determined by the Company and paid by the Company directly to the outplacement service provider.

EMPLOYEE is not able to initiate outplacement services until this Agreement has been signed and returned to the Company and the seven (7) day revocation period has passed without EMPLOYEE’s revocation thereof (provided EMPLOYEE does not breach the Agreement).

EMPLOYEE is required to initiate outplacement services within ninety (90) days following the Termination Date or the benefit described in this Paragraph 2(v) will be waived.

EMPLOYEE is not eligible for any other payments after the Termination Date, other than specifically provided herein. No severance pay or benefits will be paid or provided to EMPLOYEE until all expense reports have been received, reviewed and finalized, and all Company property has been returned as provided in Paragraph 6.

(3)Other Benefits: Nothing in this Agreement shall: (i) alter or reduce any vested, accrued pension benefits (if any) to which EMPLOYEE may be entitled under the IDEX Corporation Retirement Plan, the IDEX Corporation Defined Contribution Plan, or the IDEX Corporation Savings Plan (401(k)) Plan; (ii) alter or reduce any vested benefits (if any) to which he may be entitled under any equity-related agreement between the Company and EMPLOYEE; (iii) affect EMPLOYEE’s right to elect and pay for continuation of group medical plan coverage under the Company’s group medical plans pursuant to COBRA; and/or (iv) alter EMPLOYEE’s eligibility (if any) for participation in the IDEX Corporation Retiree Medical Plan . Any benefits under the plans identified in the preceding sentence identified shall be subject to the terms of the applicable plan documents.

(4)Release of Claims: The parties agree that in consideration for the undertakings and promises of the Company, EMPLOYEE unconditionally releases, discharges, holds harmless, and agrees to indemnify the Company from each and every claim, cause of action, right, liability or demand of any kind, and from any claims which may be derived therefrom (collectively referred to as “claims”), that EMPLOYEE had, has, or might claim to have against the Company at the time the EMPLOYEE executes this Agreement (the “Effective Date”), including but not limited to claims of every kind and character, known or unknown, matured or not matured, which EMPLOYEE may have now or in the future arising from any act or omission or condition occurring on or prior to the Effective Date (including, without limitation, the future effects of such acts, omissions, or conditions), whether based on tort, contract (express or implied), or any federal, state, or local law, statute, or regulation (collectively, the ”Released Claims”).

By way of example and not in limitation of the foregoing, Released Claims shall include any claims arising under: (i) Title VII of the Civil Rights Act of 1964, 42 U.S.C §1981, the Age Discrimination in Employment Act, the Americans with Disabilities Act, any applicable state, county or local fair employment practice law or ordinance, the National Labor Relations Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, as well as any claims asserting discrimination based upon age, race, sex, national origin, disability or handicap, religion, sexual orientation, marital status, entitlement to benefits, or any other protected status; (ii) wrongful termination; (iii) harassment; (iv) breach of contract; (v) breach of the covenant of good faith and fair dealing; (vi) negligent or intentional infliction of emotional distress; (vii) negligent or intentional misrepresentation; (viii) negligent or intentional interference with contract or prospective economic advantage; (ix) retaliation; (x) whistleblowing; (xi) defamation; (xii) invasion of privacy; and (xiii) claims related to disability. Released Claims shall also include, but not be limited to, claims for severance pay, bonuses, sick leave, vacation pay, life or health insurance, or any other fringe benefit.

EMPLOYEE likewise releases the Company from any and all claims or potential claims for damages or relief of any kind, including but not limited to back pay, front pay, compensatory damages, punitive damages, attorneys’ fees, costs, disbursements and/or the like, or for equitable relief and reinstatement.

EMPLOYEE acknowledges that the Released Claims include any unknown claims. If applicable, EMPLOYEE expressly waives the benefit of California Civil Code Section 1542 and any analogous laws including Montana Code Annotated Section 28-1-1602, North Dakota Century Code Section 9-13-02, South Dakota Codified Laws Section 20-7-11, and agrees that this Release shall extend to claims arising prior to the date EMPLOYEE signs this Agreement and which EMPLOYEE does not know or expect to exist in EMPLOYEE’s favor at this time. California Civil Code Section 1542 reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

Notwithstanding the foregoing, Released Claims shall not include: (i) any claims based on obligations created by or reaffirmed in this Agreement; (ii) any unemployment insurance claims and any workers' compensation claims; or (iii) any claim that cannot be waived based on applicable law.

EMPLOYEE represents and warrants that he has no lawsuit involving any Released Claims pending as of the date EMPLOYEE signs this Agreement.

(5)Non-Disparagement: EMPLOYEE promises that he shall not make, directly or indirectly, to any person or entity, including but not limited to, present or former employees of the Company, customers or vendors of the Company, any disparaging oral or written statements about the Company, its employees or customers or do anything which damages the Company and/or its services, reputation, financial status, or business relationships. This shall not be construed or enforced in a manner that would restrict EMPLOYEE’s rights, if any, under the National Labor Relations Act or any other applicable law.

(6)Return of Company Property: EMPLOYEE warrants and represents that he has not removed and will not remove any Company property from its premises, except and to the extent authorized by the Company in writing. Except to the extent necessary to perform transition services during the Transition Period and authorized by the Company in writing, EMPLOYEE agrees to return all Company property prior to the Transition Period. To the extent any property of the Company is retained by EMPLOYEE during the Transition Period for the purpose of performing transition services, EMPLOYEE agrees to return such property to the Company immediately upon or promptly following the Termination Date. The Company’s property includes, but is not limited to, the original and any copies of any confidential Information, trade secret information, Company-issued keys, pass cards, tools, samples, fax machines, cell phones, PDAs, computers (laptop and/or desk top), credit cards, files, brochures, equipment, documents, lists, reports, printouts, drawings, plans, sketches, computer disks, zip drives, printouts and any other record or document relating to the Company or its business, products or services.

(7)Cooperation in Legal Matters: In consideration for the promises and payments by the Company pursuant to this Agreement, EMPLOYEE agrees to cooperate to the fullest extent possible in the preparation, defense or prosecution of any legal matters involving the Company about which EMPLOYEE has or may have personal knowledge, including any such matters which may be filed after the termination of EMPLOYEE’s employment.

(8)Entire Agreement & Any Prior Written Agreements: This Agreement sets forth the entire agreement and understanding of the parties and supersedes any and all prior agreements or understandings with regard to the matters covered herein, except as otherwise provided for in this Agreement. To the extent the parties hereto previously entered into any agreements relating to the topics described in the following sentence, then those agreements are still in full force. The relevant topics include: (i) the protection of Company confidential information, work product and/or trade secrets; (ii) non-solicitation of Company employees and/or customers and/or distributors; (iii) non- competition restrictions and agreements; (iv) the assignment of inventions; and/or (v) limitations on the use of intellectual property.

(9)Full & Knowing Waiver: By signing this Agreement, EMPLOYEE understands and warrants that he: (i) has read this Agreement and fully understands the provisions; (ii) agrees to the terms in this Agreement knowingly, voluntarily and without coercion or pressure; (iii) has not suffered an on the job injury for which he has not already reported to the Company; (iv) has received all wages that he is entitled to through the date of execution hereof; (v) has entered into this Agreement without reliance upon any statement or representation of any party hereto other than the statements and representations contained in writing herein; (vi) understands that nothing in this Agreement shall alter or reduce any vested or accrued benefits (if any) to which the EMPLOYEE may be entitled under the Company’s 401(k) plan, pension plan, or heath care coverage under COBRA; (vii) has been advised, in writing, to consult with an attorney if he desires before signing; (viii) understands that the benefits provided herein constitute good and adequate consideration for this Agreement; and (ix) was given at least twenty-one (21) days to consider this Agreement (although EMPLOYEE may choose to sign it sooner); provided that any changes made to this Agreement after it was first presented to EMPLOYEE does not restart the applicable twenty-one (21) day period, and given seven (7) days to revoke this Agreement (to revoke, EMPLOYEE must provide written revocation to Melissa Flores, SVP, Chief Human Resources Officer, before the expiration of the applicable seven (7) day period to be valid and, if delivered by mail, the rescission must be postmarked within the applicable period and sent by certified mail return receipt requested). EMPLOYEE agrees and acknowledges that if this Agreement is revoked pursuant to this Paragraph 9, the payments and benefits described in Paragraph 2 will not be paid or provided to EMPLOYEE.

(10)Other Proceedings: Nothing in this Agreement (including, but not limited to, the Release of Claims, Non-Disparagement and Cooperation in Legal Matters provisions) or any confidential information agreement or Company policy prohibits EMPLOYEE from (a) filing a charge with, or participating in or assisting with an investigation or proceeding conducted by, any governmental, regulatory and/or administrative entity or agency (including but not limited to the Equal Employment Opportunity Commission or Occupational Safety and Health Administration); (b) filing and maintaining the confidentiality of, a claim with a governmental, regulatory and/or administrative entity or agency; or (c) providing truthful information (including confidential information) to a governmental, regulatory and/or administrative entity or agency or to a court as required by law or legal process; provided, however, that EMPLOYEE waives the right to recover any personal damages or other personal relief based on any claim that is released pursuant to the Release of Claims and brought by EMPLOYEE or on his behalf by any third party, including as a member of any class or collective action, except that EMPLOYEE does not waive any right to receive and retain any monetary award from a government-administered whistleblower award program for providing information to a governmental, regulatory and/or administrative entity or agency.

(11)Illinois Law: EMPLOYEE agrees that this Agreement and its Release will be construed in accordance with the laws of the State of Illinois without regard to conflict of laws principles.

(12)Counterparts. This Agreement may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.

IN WITNESS WHEREOF the undersigned parties signed this Agreement on the dates written below.

Daniel Salliotte

    /s/ Daniel J. Salliotte

Date: June 30, 2021

IDEX CORPORATION

By: /s/ Melissa Flores

Date: June 30, 2021

Exhibits to this Confidential Severance & General Release Agreement:

•Exhibit A Reaffirmation and Coverage of Waiver & Release
•Exhibit B Amendment to Restrictive Covenant Agreement

EXHIBIT A

Reaffirmation and Coverage of Waiver & Release

I, Daniel Salliotte, acknowledge that I have read and understand the Confidential Severance & General Release Agreement, and I agree to its terms and reaffirm all statements and releases therein that cover from the time of my signature of such Severance & General Release Agreement through and including my last day of employment, on March 1, 2022.

By signing this Reaffirmation and Coverage of Waiver & Release (this “Reaffirmation”), I understand and warrant that I: (i) have read the Agreement and this Reaffirmation and fully understand the provisions; (ii) agree to the terms in the Agreement and this Reaffirmation knowingly, voluntarily and without coercion or pressure; (iii) have not suffered an on the job injury for which I have not already reported to the Company; (iv) have received all wages that I am entitled to; (v) have entered into the Agreement and this Reaffirmation without reliance upon any statement or representation of any party other than the statements and representations contained in writing in this Agreement and this Reaffirmation; (vi) understand that nothing in the Agreement or this Reaffirmation shall alter or reduce any vested or accrued benefits (if any) to which I may be entitled under the Company’s 401(k) plan, pension plan, or heath care coverage under COBRA; (vii) have been advised, in writing, to consult with an attorney if I desire before signing this Reaffirmation; (viii) understand that the benefits provided in the Agreement constitute good and adequate consideration for executing the Agreement and this Reaffirmation; and (ix) was given at least twenty-one (21) days (from March 1, 2022 through March 22, 2022) to consider executing this Reaffirmation (although I may have chosen to sign it sooner); provided that any changes made to this Reaffirmation after it was first presented to me did not restart the applicable twenty-one (21) day period), and after signing shall be given seven (7) days to revoke this Reaffirmation (to revoke, I acknowledge that I must provide written revocation to Melissa Flores, SVP, Chief Human Resources Officer, before the expiration of the applicable seven (7) day period to be valid and, if delivered by mail, the rescission must be postmarked within the applicable period and sent by certified mail return receipt requested). I agree and acknowledge that if this Reaffirmation is revoked, then the payments and benefits described in Paragraph 2 of the Agreement will not be paid or provided to me.

IN WITNESS WHEREOF I signed this Reaffirmation on the date written below.

DANIEL SALLIOTTE

Date:

Exhibit B

Amendment to Restrictive Covenant Agreement

This Amendment to the CONFIDENTIAL INFORMATION, WORK PRODUCT AND RESTRICTIVE
COVENANT AGREEMENT, is made and entered into as of June 30, 2021 (this “Amendment”), by and between IDEX Corporation (the “Company”) and Daniel Salliotte (the “Executive” and, together with the Company, the “Parties”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Confidential Information, Work Product and Restrictive Covenant Agreement, dated February 24, 2017, by and between the Parties (the “Agreement”).

WHEREAS, pursuant to Section 11(d) of the Agreement, the Agreement may be amended if such amendment is effected by an instrument in writing signed by the Executive and an authorized officer of the Company; and

WHEREAS, the Parties, acting in accordance with Section 11(d) of the Agreement, desire to amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:

1.Paragraph 5(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

Non-Competition: Employee agrees that during the Restricted Period and in the Restricted Geographical Area, Employee will not engage in any Restricted Activities; provided that Employee may invest Employee’s funds in securities of a person engaged in a business that is directly competitive with IDEX if the securities of such a person are listed for trading on a registered securities exchange or actively traded in an over-the-counter market and Employee’s holdings represent less than one percent (1%) of the total number of shares or principal amount of the securities of such a person outstanding. The Company further agrees to enter into good faith discussions with Employee in connection with his desire to obtain a waiver of the obligations contained in this Paragraph in the event Employee is presented with a viable employment opportunity. The Company agrees to take into consideration the facts and circumstances relating to the Employee’s employment opportunity during these discussions.
The Employee agrees that he shall contact Melissa Flores, SVP, Chief Human Resources Officer, should he desire to obtain such a waiver.

2.The “Restricted Period,” with respect to Employee’s Non-Competition and Non-Solicitation of or Interference with Customers obligations under Paragraphs 5(a) and 5(b) only, shall be for twelve
(12) months beginning on the first day of Employee’s Transition Period as defined in Paragraph
2(i) of this Severance and General Release Agreement.

3.This Amendment shall be and is hereby incorporated in and forms a part of the Agreement.

4.All other terms and provisions of the Agreement shall remain unchanged except as specifically modified herein.

5.This Agreement shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Delaware, without giving effect to its choice of laws principles.

6.This Amendment may be executed in any number of counterparts, including by means of facsimile or by email delivery of a “.pdf” format data file, each of which when executed shall be deemed to be an original copy of this Amendment and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed and delivered as of the date first written above.

Daniel Salliotte

    /s/ Daniel J. Salliotte

Date: June 30, 2021

IDEX CORPORATION

By: /s/ Melissa Flores

Date: June 30, 2021